                                                                     EXHIBIT (Q)
                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBT5
                      Class B Certificate CUSIP #25466KBU2

Distribution Date: August 15, 2000                  Month Ending:  July 31, 2000

Pursuant to the Series Supplement dated as of April 9, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1998-4 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1998-4                                         Total         Interest        Principal
         Class A      30 days at 5.750000000%           $4.791666667    $4.791666667    $0.000000000

         Class B      30 days at 5.900000000%           $4.916666667    $4.916666667    $0.000000000

2.   Principal Receivables at the end of July, 2000
     ----------------------------------------------
 (a) Aggregate Investor Interest                        $25,063,374,763.53

     Seller Interest                                     $8,342,390,560.59

     Total Master Trust                                 $33,405,765,324.12

 (b) Group One Investor Interest                        $25,063,374,763.53

 (c) Series 1998-4 Investor Interest                       $526,316,000.00

 (d) Class A Investor Interest                             $500,000,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During July, 2000
     -----------------------------------------------------

                                                                 Finance Charge              Principal            Yield Collections/
                                                                  Collections               Collections            Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                              $402,307,634.91          $3,815,304,353.55                $0.00

     Seller Allocation:                                          $124,576,479.99          $1,181,427,211.14                $0.00

 (b) Group One Allocation                                        $402,307,634.91          $3,815,304,353.55                $0.00

 (c) Series 1998-4 Allocations                                     $8,278,930.11             $78,513,643.08                $0.00

 (d) Class A Allocations                                           $7,864,799.19             $74,586,212.07                $0.00

     Class B Allocations                                             $414,130.92              $3,927,431.01                $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2000                                                                                        14.69%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2000                                                                                         1.55%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2000                                                                                        16.24%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                             Deposits into the          Deficit Amount
                               SPFAs on this               on this              SPFA           Investment
                             Distribution Date        Distribution Date       Balance            Income
     Series 1998-4                 $0.00                      0.00             $0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                    Total Payments
                              Amount Paid on this          Deficit Amount            through this
                               Distribution Date      on this Distribution Date    Distribution Date
     Series 1998-4                 $0.00                        $0.00                    $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                            Deposits into the SIFA
                                           on this Distribution Date                     SIFA Balance
     Series 1998-4                              $2,525,220.33                           $10,100,881.32

7.   Pool Factors for July, 2000
     ---------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                          Cumulative Investor
                                            July, 2000     Charged-Off Amount
 (a) Group One                           $115,988,146.83            $0.00

 (b) Series 1998-4                         $2,386,874.31            $0.00

 (c) Class A                               $2,267,477.43            $0.00

     Class B                                 $119,396.88            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of July, 2000                        5.44%             N/A

9.   Investor Losses for July, 2000
     ------------------------------
                                                              Per $1,000 of Initial
                                                Total        Series Investor Interest
 (a) Group One                                     $0.00             $0.00

 (b) Series 1998-4                                 $0.00             $0.00

 (c) Class A                                       $0.00             $0.00

     Class B                                       $0.00             $0.00

10.  Reimbursement of Investor Losses for July, 2000
     -----------------------------------------------
                                                                 Per $1,000 of Initial
                                                Total          Series Investor Interest
 (a) Group One                                     $0.00              $0.00

 (b) Series 1998-4                                 $0.00              $0.00

 (c) Class A                                       $0.00              $0.00

     Class B                                       $0.00              $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for July, 2000
     ---------------------------------------------------------------
                                                                 Per $1,000 of Initial
                                                Total          Series Investor Interest
 (a) Group One                                     $0.00                $0.00

 (b) Series 1998-4                                 $0.00                $0.00

 (c) Class A                                       $0.00                $0.00

     Class B                                       $0.00                $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                         $42,626,738.99

 (b) Series 1998-4                                        $877,193.33

 (c) Class A                                              $833,333.33

     Class B                                               $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                                As a percentage of
                                          Total              Class A Invested Amount
     Series 1998-4 Class B                $44,736,860.00             8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                  Shared Amount       Class B Amount
 (a) Maximum Amount on this Distribution Date             $0.00            $21,052,640.00

 (b) Available Amount on this Distribution Date           $0.00            $21,052,640.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                          $0.00                     $0.00

 (d )Credit Enhancement Fee on this
       Distribution Date                                                        $6,982.35

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of July, 2000        $33,898,489,197.94

                      Delinquent Amount     Percentage of Ending
     Payment Status   Ending Balance        Receivables Outstanding
     30-59 days         $726,393,394.93          2.14%

     60-179 days      $1,281,426,106.65          3.78%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               5.14%

 (b) Series 1998-4 (3)                           5.66%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of July, 2000                  4.90%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                       ----------------------------
                                             Vice President

-------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                        Series 1998-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of April 9, 1998 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1998-4 Master Trust Certificates for the Distribution Date occurring on August 15, 2000:

      1.  Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

      3.  The aggregate amount of Collections processed during July, 2000
          is equal to                                                                                     $5,523,615,679.59

      4.  The aggregate amount of Class A Principal Collections processed during
          July, 2000 is equal to                                                                             $74,586,212.07

      5.  The aggregate amount of Class A Finance Charge Collections processed
          during July, 2000 is equal to                                                                       $7,864,799.19

      6a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during July, 2000 is equal to                                                      $0.00

      6b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                                            $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall                                                  $0.00
               is equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off                                            $0.00
               Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to                                              $0.00

      8.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                                                $0.00

      9.  The aggregate amount of Class B Principal Collections processed during
          July, 2000 is equal to                                                                              $3,927,431.01

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during July, 2000 is equal to                                                                         $414,130.92

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during July, 2000 is equal to                                                      $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                                            $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                                                  $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                                            $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                                              $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
           on the current Distribution Date is equal to                                                               $0.00

     14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 2000.

Series 1998-4

                                DISCOVER BANK
                                as Master Servicer

                                By:
                                   -------------------------
                                Assistant Vice President and Assistant
                                Treasurer